UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/07/2013

Knoll, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041

(Address of principal executive offices, including zip code)

(215) 679-7991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The following matters were voted on at the Knoll, Inc. (the “Company”) 2013 annual meeting of stockholders, which took place on May 7, 2013:

Proposal One — To elect three directors named in the proxy statement for a term ending at the Company’s 2016 annual meeting of stockholders.  The following nominees were elected to the Board of Directors by the votes indicated below:

	Total Votes For	Total Votes Withheld	Broker Non-Votes

Jeffrey A. Harris	38,077,892	4,673,388	1,147,792
John F. Maypole	41,516,515	1,234,765	1,147,792
Kathleen G. Bradley	31,624,194	11,127,086	1,147,792

Proposal Two — To approve the Knoll, Inc. 2013 Stock Incentive Plan.  The proposal was approved by the votes indicated below:

Votes For	31,497,331

Votes Against	11,240,181

Abstain	13,768

Broker Non-Votes	1,147,792

Proposal Three — To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  The proposal was approved by the votes indicated below:

Votes For	43,761,145

Votes Against	125,909

Abstain	12,018

Broker Non-Votes	0

Proposal Four — To approve the Company’s executive compensation.  The proposal was approved by the votes indicated below:

Votes For	41,721,030

Votes Against	1,012,480

Abstain	17,770

Broker Non-Votes	1,147,792

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: May 10, 2013
	By:	/s/ Michael A. Pollner
Michael A. Pollner
Vice President, General Counsel and Secretary